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                                                                    EXHIBIT 21.1



                         UNITED FINANCIAL GROUP, INC.
                        SUBSIDIARIES OF THE REGISTRANT

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                                                State of Incorporation
                                Name
                --------------------------------------------------
                PLC Stockholding, Inc.                  Delaware
                Group Investors Trust Company           Texas
                PennCorp Financial, Inc.                Texas
                United Savings Association of Texas     Texas